Exhibit 10.9

NORTHEAST COMMUNITY BANK

DIRECTORS’ DEFERRED COMPENSATION PLAN

The Northeast Community Bank Directors’ Deferred Compensation Plan (as it may be amended from time to time, the “Plan”) has been adopted by Northeast Community Bank, a federally-chartered financial institution (the “Bank”), effective as of                     , 2006 (the “Effective Date”), for the benefit of its eligible directors.

ARTICLE I

DEFINITIONS

Account means the bookkeeping account created by the Bank pursuant to Article III of this Plan in accordance with an election by a Director to receive deferred compensation under Article II hereof.

Board means the Board of Directors of the Bank.

Change in Control means any change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as described in Section 409A(a)(2)(A)(v) of the Code or any other “Change in Control Event” as defined in accordance with Department of Treasury guidance promulgated pursuant to Section 409A, including, without limitation, Notice 2005-1 and such other interpretive guidance as may be issued after the Effective Date.

Code means the Internal Revenue Code of 1986, as amended.

Deferral Election Form shall have the meaning set forth in Section 2.3.

Deferred Fee Account means the bookkeeping account created by the Bank for each participating Director pursuant to Article III of this Plan.

Deferred Fees shall have the meaning set forth in Section 3.1.

Director means a member of the Board of Directors of the Bank or any of its affiliates.

Disabled shall mean a Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Director is Disabled, and shall make such determination consistent with Section 409A of the Code.

Effective Date shall have the meaning set forth in the recitals hereto.

Fees mean amounts payable to a Director for serving as a member of the Board or the Board of Directors of any affiliate of the Bank, including without limitation any: (a) annual or other periodic retainer payments; (b) fees payable for meeting attendance; (c) fees payable for committee membership; and (d) fees payable for Board or committee chairmanship.

Interest means simple interest credited to a Director’s Deferred Fee Account as of each Interest Credit Date. The rate of Interest shall be equal to the prevailing rate payable by the Bank on its 60 month certificate of deposit as of the Interest Credit Date.

Interest Credit Date means the first business day of each calendar year as of which Interest is credited to each Director’s Account.

Plan Year means the calendar year.

Section 409A means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, Notice 2005-1 and any regulations or other interpretive guidance that may be issued after the Effective Date.

Separation from Service of a Director means his or her “separation from service,” with respect to the Bank, within the meaning of Section 409A(a)(2)(A)(i) of the Code, as determined by the Secretary of the Treasury. The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Director has had a “Separation from Service,” and the date of such “Separation from Service.”

Unforeseeable Emergency means a severe financial hardship to the Director resulting from an illness or accident of the Director, the Director’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Director, loss of the Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director. The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Director has experienced an “Unforeseeable Emergency,” and shall make such determination consistent with Section 409A of the Code.

ARTICLE II

ELECTION TO DEFER

Section 2.1 Initial Elections. A Director may elect, on or before December 31 of any Plan Year, to defer payment of all or a specified part of all Fees earned during the Plan Year following such election (and, to the extent set forth in Section 2.2, in any succeeding Plan Years until the Director ceases to be a Director); provided, however, that with respect to the first Plan Year a Director may elect, within thirty (30) days after the Effective Date, to defer all or a specified part of all Fees payable with respect to services rendered after the date of the Director’s initial election. Any person who shall become a Director during any Plan Year, and who was not a Director of the Bank on the preceding December 31, may elect, no later than thirty (30) days after the Director’s term begins, to defer payment of all or a specified part of such Fees payable with respect to services rendered during the remainder of such Plan Year (and, to the extent set forth in Section 2.2, for any succeeding Plan Years until the Director ceases to be a Director). Any Fees deferred pursuant to this Paragraph shall be paid to the Director at the time(s) and in the manner specified in Article IV hereof, as designated by the Director.

Section 2.2 Subsequent Elections. With respect to Plan Years following Plan Year 2006, if a Director fails to submit a Deferral Election Form by December 31 of the Plan Year immediately prior to such Plan Year, the amount of the deferral election for such Plan Year shall be zero; provided, however, that, to the extent permitted by Section 409A, a Deferral Election Form may provide that the election shall continue from Plan Year to Plan Year unless the Director terminates it by written request delivered to the Bank’s Secretary prior to the commencement of the Plan Year for which the termination is first effective.

Section 2.3 Deferral Election Form. The election to participate in the Plan and form of payment election shall be made by submitting a deferral election form in substantially the form attached hereto as Exhibit A (as it may be revised from time to time, the “Deferral Election Form”) to the Bank’s Secretary.

Section 2.4 Limitations on Re-Deferrals. In the event that a Deferral Election Form permits, upon a subsequent election by the Director to delay a distribution, or to change the form of distribution, such subsequent election shall satisfy the requirements of Section 409A (including, without limitation, Section 409A(a)(4)(C) of the Code), and:

(a)	the subsequent election may not take effect until at least twelve (12) months after the date on which the election is made;

(b)	If the subsequent election relates to a distribution or payment not described in Section 4.1(b), (c) or (f), the first payment with respect to such election shall be deferred for a period of not less than five (5) years from the date such distribution or payment otherwise would have been made; and

(c)	If the subsequent election relates to a distribution or payment described in Section 4.1(d), such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under Section 4.1(d).

ARTICLE III

DEFERRED COMPENSATION ACCOUNTS

Section 3.1 Bookkeeping Accounts. The Bank shall maintain separate bookkeeping accounts for the Fees deferred by each Director (the “Deferred Fees”). A Director shall at all times be fully vested in amounts credited to such account.

Section 3.2 Deferred Fee Account.

(a)	As of the date that any Deferred Fees would otherwise have been payable to a Director, the Bank shall credit the Director’s Deferred Fee Account with the aggregate value of the Fees that the Director elects to be deemed to be invested in such Deferred Fee Account.

(b)	As of each Interest Credit Date, the balance of each Director’s Deferred Fee Account shall be credited with Interest.

Section 3.3 Unsecured General Creditor; Fund. Deferred Fees and any deemed earnings with respect thereto shall be held in the general assets of the Bank and no separate fund or trust shall be created or monies set aside with respect to the Account. To the extent that any person acquires a right to receive distributions from the Bank under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Bank. Notwithstanding the foregoing, the Board, in its discretion, may elect to establish a fund (the “Fund”) containing assets equal to the amounts credited to Directors’ Accounts, and may elect in its discretion to designate a trustee to hold the Fund in trust; provided, however, that such Fund shall remain a general asset of the Bank subject to the rights of creditors of the Bank in the event of the Bank’s bankruptcy or insolvency as defined in any such trust.

ARTICLE IV

PAYMENT OF DEFERRED COMPENSATION

Section 4.1 Distributions. Subject to Sections 4.1(a)-(f) and 4.2, amounts credited to a Director’s Deferred Fee Account shall be distributed as the Director’s election (made pursuant to Section 2.3) shall provide. Notwithstanding the foregoing, all amounts credited to a Director’s Deferred Fee Account shall be distributed in accordance with the requirements of Section 409A (including, without limitation, Section 409A(a)(2) of the Code), and shall not be distributed earlier than:

(a)	The date of the Director’s Separation from Service;

(b)	The date the Director becomes Disabled;

(c)	The date of the Director’s death;

(d)	A time (or pursuant to a fixed schedule) specified under the Deferral Election Form at the date of the deferral of compensation;

(e)	To the extent provided by the Secretary of the Treasury, a Change in Control; or

(f)	The occurrence of an Unforeseeable Emergency with respect to the Director. The requirement of this Section 4.1(f) shall be met only if, as determined under Treasury Regulations under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the Unforeseeable Emergency do not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Director’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

Section 4.2 Form of Distribution. All distributions from the Plan shall be paid in cash.

Section 4.3 Payment of Interest. At the time of each installment payment or lump sum payment made pursuant to Section 4.1, Interest which has been deemed to have accrued since the previous Interest Credit Date shall be paid with respect to each applicable Director’s Deferred Fee Account. Interest shall be calculated using the methodology set forth in Section 3.2.

Section 4.4 Beneficiary Designation. Each Director shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death. Except as may otherwise be provided in any Deferral Election Form, in the event of the Director’s death, the balance of the amounts contained in the Director’s Deferred Fee Account shall be paid, in accordance with Section 4.1, to the Director’s or former Director’s beneficiary (or if no beneficiary has been designated, to his estate) in full on the first day of the Plan Year following the Plan Year in which he or she dies. No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Director and filed with the Bank’s Secretary.

ARTICLE V

ADMINISTRATION; AMENDMENT

Section 5.1 Administration. The Plan shall be administered by the Board. The Board may delegate certain administrative authority to a committee or subcommittee of the Board or to one or more employees of the Bank, but shall retain the ultimate responsibility for the interpretation of, and amendments to, the Plan. Members of the Board shall not be liable for any of their actions or determinations made in good faith with respect to the administration of the Plan. Except to the extent superseded by the laws of the United States, the laws of the State of New York, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan. All expenses related to plan administration shall be paid by the Bank. All decisions made by the Board with respect to issues hereunder shall be final and binding on all parties.

Section 5.2 Nonassignability. Except to the extent required by law, the right of any Director or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary, and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.

Section 5.3 Amendment. The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board; provided, however, that no amendment, suspension, or termination shall apply to the payment to any Director or beneficiary of a deceased Director of any amounts previously credited to a Director’s Deferred Fee Account.

Section 5.4 Section 409A Compliance. The Plan and Deferral Election Form shall be interpreted in accordance with, and shall comply in form and operation with, Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Board may adopt such amendments to the Plan and the applicable Deferral Election Form or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the deferral from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the deferral, or (b) comply with the requirements of Section 409A (including, without limitation, any related Department of Treasury guidance).

EXHIBIT A

Northeast Community Bank

Directors’ Deferred Compensation Plan

Deferral Election Form

SEND COMPLETED FORM TO:

Initial Enrollment:	(complete Sections 1, 2, 3 & 4)

Change Beneficiary:	(complete Sections 3 & 4)

Social Security Number	Last Name	First Name	MI

Mailing Address	City	State	Zip Code	Daytime Telephone

Section 409A: I understand that, notwithstanding any other provision of the Northeast Community Bank Directors’ Deferred Compensation Plan (as it may be amended from time to time, the “Plan”) or this Deferral Election Form, the Plan and this Deferral Election Form shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). I further understand that the Board (as defined in the Plan) may, in its discretion, adopt such amendments to the Plan and this Deferral Election Form or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board determines are necessary or appropriate to comply with the requirements of Section 409A. Finally, I understand that the time or schedule of distributions that I elect pursuant to Section 2, below, may not be accelerated except as otherwise permitted by Section 409A.

SECTION 1:	DEFERRAL ELECTION

Pursuant to the Plan, I hereby elect to defer receipt of Fees (as defined in the Plan) that would otherwise become payable to me after                     , 2006 with respect to the 2006 calendar year and each subsequent calendar year in the percentages indicated below (whole number percentages only):

            % of the aggregate Fees shall be credited to my Deferred Fee Account as defined in the Plan;

            % of the aggregate Fees shall not be deferred, but shall be paid to me directly as they become payable.

I understand that this election will remain in effect with respect to the deferral of my Fees, unless and until I submit a new election form by December 31 of the current calendar year to change my deferral election for the next calendar year. I further understand that Fee deferrals will be credited to my Deferred Fee Account under the Plan and that my rights to my Deferred Fee Account are unfunded and unsecured and are no greater than the rights of an unsecured general creditor of the Bank.

SECTION 2:	ACCOUNT DISTRIBUTION

I elect to commence receiving distributions from my Deferred Fee Account in accordance with the following election (select one):

☐	in a lump sum payable on the first business day of the first calendar year beginning after the date I resign or otherwise experience a Separation from Service (as defined in the Plan).

☐	in annual installments over a period of years (not less than 2 or more than 10) beginning on the first business day of the first calendar year beginning after the date I resign or otherwise experience a Separation from Service (as defined in the Plan).

In addition to the foregoing election, you may also make a special election that applies only in the event of a Change in Control (as defined in the Plan) and supercedes all other elections. If you do not make the special election, your Deferred Fee Account will be distributed in accordance with the regular election in effect at your Separation from Service.

☐	Notwithstanding any other provision of this Deferral Election Form or any election I have made to the contrary, to the extent permitted by the Secretary of the Treasury pursuant to Section 409A, I elect to have my Deferred Fee Account automatically and fully distributed to me, in one lump sum immediately following the occurrence of a Change in Control.

SECTION 3:	BENEFICIARY DESIGNATION

If you die before you receive full payment of your Deferred Fee Account, the amount remaining in your Deferred Fee Account will be paid in a lump sum to your Beneficiary designated in this Section 3:

Social Security Number	Last Name	First Name	MI

Mailing Address	City	State	Zip Code	Daytime Telephone

SECTION 4:	AUTHORIZATION

I agree that my successors in interest and my assigns and all persons claiming under me shall, to the extent consistent with applicable law, be bound by the statements contained herein and by the provisions of the Plan as they now exist and as they may be amended from time to time. I have read and understand this form and hereby authorize the Bank to take all actions indicated on this form.

Date	Director’s Signature

This section for Bank use only.

Date approved	By:

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